                                                                    EXHIBIT 99.2

NEWS - FOR IMMEDIATE RELEASE

Date:       January 2, 2003
From:       Puroflow Incorporated
Contact:    Michael H. Figoff
Phone:      818-779-3941
Alternate
Contact:    Rainer Bosselmann
Phone:      301-315-0027

                       PUROFLOW INCORPORATED NAMES RAINER
                    BOSSELMANN VICE CHAIRMAN OF THE BOARD OF
                                    DIRECTORS

            Sun Valley,  CA,  January 2, 200 3 - Puroflow  Incorporated  (OTC BB:
PFLW.OB) announced that it has named Rainer Bosselmann to its Board of Directors as Vice Chairman. The Chairman of the Board, Travis Bradford,  remarked, "we are fortunate to find Mr. Bosselmann and his management team, who have such a strong track record of creating value, available to help us pursue new ways to increase value to Puroflow  shareholders."  Rainer Bosselmann stated, "I believe that the current market  environment  provides us with many  opportunities to enter other lines of business at attractive  valuations which will ultimately increase value to all  shareholders."  Mr.  Bosselmann  is 59 years  old and is  joined  by his longtime  management team of Haywood Miller,  43 years old and Arthur Trudel, 53 years old as officers of the Company.  Mr.  Bosselmann was recently the Chairman of the Board of Arguss  Communications,  Inc. (NYSE:  ACX), a company that built and maintained telecommunications systems for major telecommunications customers and was sold to Dycom Industries, Inc. (NYSE: DY) in February, 2002. He was also the Vice Chairman of the Board and President of Jupiter  National,  Inc.  (AMEX:
JPI), a business  development company that was sold to Johnson Industries,  Inc.
(NYSE: JII) in 1996.

            Puroflow  Incorporated,  headquartered in Sun Valley,  CA provides a broad range of products that are sold to  aftermarket  users in the aviation and automotive  industries.  Aftermarket  users  include,  but are not  limited  to, original equipment  manufacturers,  domestic and foreign government and military and commercial users.

            This  press  release  contains  certain  forward-looking  statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the  Securities  Exchange Act of 1934,  as amended.  Although the
Company  believes the  assumptions  underlying  the  forward-looking  statements
contained  herein,   including  the  development  plans  of  the  Company,   are
reasonable, any of the assumptions could be inaccurate, and therefore, there can be no  assurance  that the  forward-looking  statements  contained  in the press release  will  prove  to be  accurate.  In light  of  significant  uncertainties inherent in the  forward-looking  statements  included herein,  the inclusion of such information  should not be regarded as a  representation  by the Company or any other person that the objectives and plans of the Company will be achieved.